CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 13, 2006, relating to the financial statements and financial highlights, which appears in the April 30, 2006 Annual Reports to Shareholders of each of the portfolios of Franklin Strategic Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
August 28, 2006